UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

IOWA RENEWABLE ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52428	20-3386000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1701 East 7th Street, P.O. Box 2 Washington, IA	52353
	(Address of principal executive offices)	(Zip Code)

(319) 653-2890
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Wednesday, August 10, 2011, Iowa Renewable Energy, LLC (the "Company") appointed Ronald Lutovsky, Jr. as Chief Financial Officer (CFO) and Chief Operations Officer (COO). Mr. Lutovksy replaces Larry Rippey as the Company's CFO. Mr. Rippey was recently appointed interim CFO of the Company. Mr. Rippey will continue as the Company's Chief Executive Officer. The Company's board of directors and Mr. Lutovsky are in the process of negotiating the specific terms of an employment contract for Mr. Lutovsky.

Mr. Lutovsky is 45 years old. Mr. Lutovsky will serve as the Company's CFO and COO indefinitely at the pleasure of the board of directors or until his earlier death or resignation. Mr. Lutovsky has over twenty years of experience with manufacturing companies in a variety of industries, most recently as Plant Superintendent of the Washington Iowa facility of Modine Manufacturing Company.  Prior to Modine, Mr. Lutovsky was the CFO for the Company and had held various accounting and operational positions within the operating companies of HNI Corporation, a leading manufacturer of office systems and hearth products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IOWA RENEWABLE ENERGY, LLC

Date: August 15, 2011	/s/ Larry Rippey
Larry Rippey
Chairman and President